UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 5, 2008

(Date of Report: Date of earliest event reported)

Interline Resources Corporation

(Exact name of registrant as specified in its charter)

Utah

0-18995

87-0461653

            (State or other jurisdiction                    (Commission File Number)                            (IRS Employer ID No.)

     of incorporation)

160 West Canyon Crest Road, Alpine Utah 84004

(Address of principal executive office)

Registrant's telephone number, including area code: (801) 756-3031

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17      CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

     CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 8.01 Other Events/ Item 2.06 Material Impairment

Interline Resources Corporation, a Utah corporation announced the status of their outstanding debts for the NorthCut Refinery project.

The obligation for servicing the outstanding construction loan issued to NorthCut Refining LLC for the NorthCut Refinery project through Private Capital Group (PCG) is currently up to date.  The $250,000 payment due December 1, 2008 has been made.  The payment of $250,000 which is due January  1, 2009 is dependent upon raising additional capital from outside sources.

In March 2008 a loan was made to Interline Resources through PCG for $650,000 which was secured by the Interline office building.  Proceeds from this loan were subsequently loaned to NorthCut by Interline to cover additional construction costs and plant salaries.  This loan matured in September 2008 and Interline had been working with PCG to restructure terms.  Although Interline received no notification from the holder of the note, it was placed in default on November 11, 2008.  Interline discovered this default condition through its own investigation of on-line sources.  Interline is continuing to work with PCG to quickly cure this default situation.

At the current time Interline does not have the funds to remove the default situation.  The NorthCut Refinery is not generating regular revenues that can be utilized by Interline.  The removal of this default is dependent upon Interline raising additional capital from outside sources.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Interline Resources Corporation

By: /s/ Michael R. Williams

Date: December 5, 2008

       Michael R. Williams, Chief Executive Officer, President